EXHIBIT (21)

The following table sets forth the Registrant's subsidiaries and the jurisdiction of incorporation of each. Each subsidiary is 100% owned by the Registrant.



                         ANSCO & ASSOCIATES, INC.
                           A Florida corporation

                             FIBER CABLE, INC.
                          A Delaware corporation

                        GLOBE COMMUNICATIONS, INC.
                       A North Carolina corporation

                           IVY H. SMITH COMPANY
                           A Florida corporation

                     KOHLER CONSTRUCTION COMPANY, INC.
                           A Florida corporation

                     SIGNAL CONSTRUCTION COMPANY, INC.
                           A Florida corporation

                 SOUTHEASTERN ELECTRIC CONSTRUCTION, INC.
                           A Florida corporation

                          STAR CONSTRUCTION, INC.
                          A Tennessee corporation

                               S.T.S., INC.
                           A Florida corporation

                               TESINC, INC.
                          An Arizona corporation